ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”) is made on this day the 4 th of April 2003.

BETWEEN:

1.         The Czech Republic (“CR”), represented by the Minister of Finance of CR, Mr. Bohuslav Sobotka;

2.         CME Czech Republic B.V., a company duly incorporated and organized under the laws of the Netherlands, registered corporate identity No. , having its principal office at Birkstraat 89, 3768HD Soest, 3800 BL Amersfoort, the Netherlands (“CME”); and

3.         Deutsche Bank Aktiengesellschaft Filiale Prag , organizacni slozka, having its office at Jungmannova 34, 111 21 Praha 1, Czech Republic (the “Escrow Agent”); and

4.         Svenska Handelsbanken AB (publ) , a bank duly incorporated and organized under the laws of Sweden, having its principal office at Kungsträdgårdsgatan 2, SE-106 70 Stockholm, Sweden (the “Escrow Account Agent”).

The parties listed under Nos. 1- 4 above are hereinafter jointly referred to as the “Parties”, and individually as a “Party”.

WHEREAS:

Pursuant to an agreement between CR and CME dated March 31, 2003 (the “Standstill Agreement”), CR shall pay funds into an escrow account maintained by the Escrow Agent with the Escrow Account Agent and the Escrow Agent shall hold such funds on the terms and conditions set out in this Escrow Agreement.

IT IS AGREED as follows:

1.          Definitions

1.1       In this Escrow Agreement the following definitions are used:

“Absolute Expiry Date” means April 30, 2006, or, if this day is not a Business Day, the first Business Day following this date;

“Agents” means the Escrow Agent and the Escrow Account Agent;

“Business Day” means a day when banks are open for general banking business in Stockholm, Prague and New York;

“Counsel” means each of the persons set forth in Appendix 4 authorised to represent CR and CME, respectively;

“Escrow Account” means a separate interest-bearing USD bank account with the Escrow Account Agent in the name of the Escrow Agent;

“Escrow Agreement” means this Escrow Agreement, including all the appendices attached hereto;

“Escrow Amount” means the Escrow Monies paid to the Escrow Account, together with the interest accrued thereon until the date when these Escrow Monies, plus interest, are released in accordance with the terms and conditions of this Escrow Agreement;

“Escrow Monies” means the sum paid by CR to the Escrow Account in accordance with Section 4.1 of this Escrow Agreement;

“Escrow Release Notice” means a written notice substantially in the form as set out in Appendix 1 hereto;

“ Funding Date” means the date on or before April 28, 2003 on which CR causes to be deposited the Escrow Monies in the Escrow Account;

“Latest Release Date ” means January 1, 2004, or, if this day is not a Business Day, the first Business Day following this date;

“Notice of Resolution of Dispute” means a written notice substantially in the form as set out in Appendix 2 hereto;

“Release Notice Address” means the following address of the Escrow Agent:

Deutsche Bank Aktiengesellschaft Filiale Prag
Jungmannova 34
111 21 Praha 1
To the attention of: Marek Smykal / Martin Bartyzal
Global Banking Division
for the purposes of receiving an Escrow Release Notice and a Notice of Resolution of Dispute in accordance with Sections 5.1 a) and b) or a written confirmation pursuant to Section 6;

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“USD” means the lawful currency of the United States of America.

2.         The Escrow Agent

2.1       CR and CME hereby irrevocably and unconditionally appoints and designates the Escrow Agent as its escrow agent hereunder and hereby irrevocably and unconditionally instructs and authorizes the Escrow Agent to hold the Escrow Amount in the Escrow Account on the terms and conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such designation, appointment and instruction. The Escrow Agent will hold the Escrow Amount on behalf of CR and CME for the purpose of releasing such Escrow Amount in accordance with the terms and conditions of this Escrow Agreement.

2.2       The Escrow Agent shall prior to the Funding Date establish the Escrow Account with the Escrow Account Agent and inform CR and CME of the account number and any terms and conditions applicable to such account.

2.3       The Escrow Agent shall invest the Escrow Amount through the Escrow Account Agent in deposits. The Escrow Agent commits that such deposits shall bear an interest rate equal to Fed Funds (defined as US daily average of daily averages FED Funds rates quoted on Reuters page NYAA) – 0.09% p.a. The Escrow Agent shall make such investments hereunder in investment periods of (1) one month, with the exception of the first period which shall end on May 19, 2003.

3.        The Escrow Account Agent

3.1       The Escrow Account Agent shall open the Escrow Account in the name of the Escrow Agent on behalf of the Escrow Agent as soon as practicable after the date of this Escrow Agreement provided all necessary account opening documentation specified by the Escrow Account Agent is obtained by the Escrow Account Agent. The Escrow Agent shall, without undue delay, notify CR and CME of the opening of the Escrow Account.

3.2       The Escrow Account Agent shall in its fulfilment of its obligations under this Escrow Agreement take instructions solely from the Escrow Agent, including, but not limited to, the release of the Escrow Amount.

3.4       Upon fulfilment of all terms and requirements of this Escrow Agreement the Escrow Account shall be closed by the Escrow Account Agent upon instruction of the Escrow Agent.

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4.         Payment of Escrow Monies

4.1       On or before April 28, 2003, CR shall, subject to the terms and conditions of this Escrow Agreement (without imposing any obligation on CR to pay to the Escrow Agent or the Escrow Account Agent), unconditionally and without any reserve pay to the Escrow Account an amount of USD three hundred and fifty three million three hundred and ninety five thousand three hundred and ninety (353,395,390.00) plus a sum calculated by CR equal to USD seventy four thousand one hundred ninety seven and seventy four US-cents (74,197.74) multiplied by the number of calender days from and including March 14, 2003 to, but excluding, the Funding Date and the Escrow Account Agent shall accept such payment.

4.2       The Escrow Account Agent shall, without undue delay, notify in writing the other Parties once the Escrow Monies have been credited to the Escrow Account.

4.3       CR and CME represent that the Escrow Monies are and will be maintained as clear and freely available funds, free from any encumbrances or any other third party rights or claims whether contingent or not.

5.         Release of the Escrow Amount

5.1       CR and CME hereby irrevocably and unconditionally authorise and instruct the Escrow Agent to release the Escrow Amount, and the Escrow Account Agent to distribute funds in accordance with that release, subject to and in accordance with the following:

      a)   Upon receipt by the Escrow Agent of an Escrow Release Notice, provided that this Escrow Release Notice (i) appears to the Escrow Agent on its face to have been signed jointly by one Counsel to CME and one Counsel to CR, (ii) specifies unambiguously to whom payment shall be made, the date of payment (if to be paid later than three (3) Business Days after receipt by the Escrow Agent of this Escrow Release Notice), the amount(s) of such payment(s), and the account(s) (with name of account holder and account number) into which such payment shall be made, and (iii) has been received by the Escrow Agent at its Release Notice Address no later than the end of the Latest Release Date, the Escrow Agent will release the Escrow Amount in accordance with this Escrow Release Notice;

      b)  Upon receipt by the Escrow Agent of a Notice of Resolution of Dispute, provided that this Notice of Resolution of Dispute (i) appears to the

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Escrow Agent on its face to have been signed by one Counsel to either CR or CME, and (ii) contains the information by said Counsel set forth in Appendix 2, and (iii) has been received by the Escrow Agent at its Release Notice Address no later than the end of the Latest Release Date, the Escrow Agent will release the Escrow Amount in accordance with the Escrow Release Notice (as referred to below in Sub-Section bb)), so long as the Notice of Resolution of Dispute is accompanied by the following documents:

aa)        a copy certified by the Counsel (having signed the Notice of Resolution of Dispute) to be the final award relevant under this Escrow Agreement; and

bb)       an Escrow Release Notice containing the details specified in Sub-Section 5.1 a) (ii) , and which appears to the Escrow Agent on its face to have been signed by the aforementioned Counsel.

      c)   Should the Escrow Agent receive neither an Escrow Release Notice pursuant to Section 5.1 a) nor a Notice of Resolution of Dispute pursuant to Section 5.1 b) by the end of the Latest Release Date, the Escrow Amount shall be returned to CR to the account of Ceska Narodni Banka, No. 10923239 held with CITIBANK, N.A., New York, swift CITIUS33 in favour of MF CR, account No. 34833-4851021/0710 held with Ceska Narodni Banka, or such other account as specified by CR.

      d)   Regardless of any stipulations in Sections 5.1 a) to c), should there be any remaining funds in the Escrow Account at the end of the Absolute Expiry Date, such funds shall be conveyed to the party to which the Escrow Amount has been paid, or, if the Escrow Amount has not been paid to any party, to CR, to the account of Ceska Narodni Banka, No. 10923239 held with CITIBANK, N.A., New York, swift CITIUS33 in favour of MF CR, account No. 34833-4851021/0710 held with Ceska Narodni Banka, or such other account as specified by CR.

5.2       Subject to clause 5.3, the Escrow Agent shall be under no obligation to release any funds until the end of any of the investment periods referred to in Section 2.3, nor to release any funds earlier than three (3) Business Days after receipt of an Escrow Release Notice, whichever occurs later.

5.3       At the instruction of the entitled payee the Escrow Agent shall release funds and the Escrow Account Agent shall pay out funds in accordance

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with that release, prior to the end of the then current investment period, provided that the Escrow Agent and the Escrow Account Agent will be reimbursed for costs then arisen to them as a result of early termination of the deposit in an amount corresponding with the commercial cost of liquidating the deposit before its maturity. The Escrow Account Agent, upon receiving any such direction and communicating the actual cost of early termination to the entitled payee is hereby authorised to deduct such costs from the Escrow Amount.

5.4       CME and CR are obliged to deliver specimen signatures of all Counsels, to be attached hereto as Appendix 4.

5.5       The Escrow Agent will examine the documents presented to it pursuant to Section 5.1 a) and b) with reasonable care, to ascertain whether or not they appear, on their face, to be in compliance with Sections 5.1 and 5.2 of this Escrow Agreement, and will release the Escrow Amount according to the instructions given in the Escrow Release Notice pursuant to Section 5.1 a) or b), if the documents are so in compliance, and, as the case may be, release any other amounts pursuant to Sections 5.1 c) and/or d).

5.6       The Escrow Agent’s duties and responsibilities shall be limited to those expressly set out in this Escrow Agreement and the Escrow Agent shall neither be subject to nor obliged to recognize any other agreement between the Parties (including the Standstill Agreement), or direction or instruction of any of the Parties to this Escrow Agreement or any other third parties.

5.7       The Escrow Account Agent’s duties and responsibilities shall be limited to those expressly set out in this Escrow Agreement and the Escrow Account Agent shall neither be subject to nor obliged to recognize any other agreement between the Parties (including the Standstill Agreement), or direction or instruction of any of the Parties to this Escrow Agreement or any other third parties.

5.8       CR hereby authorises each of the counsels of Mannheimer Swartling Advokatbyrå AB, named in Appendix 4 to act individually on its behalf pursuant to Sections 5.1 a) and b) and, thus, to be its Counsel hereunder.

5.9       CME hereby authorises each of the counsels of Advokatfirman Vinge KB, named in Appendix 4 to act individually on its behalf pursuant to Sections 5.1 a) and b) and, thus, to be its Counsel hereunder.

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6.         Conditions precedent

6.1       This Escrow Agreement will come into force upon receipt by the Escrow Agent at its Release Notice Address of

a)         a written confirmation of the Minister of Justice of the Czech Republic, confirming that (1) CR has the power to enter into this Escrow Agreement, (2) the obligations stated herein will be legally binding upon CR and (3) the person or persons signing this Escrow Agreement on behalf of CR have been duly authorised to sign this Escrow Agreement on behalf of CR and to also act on behalf of CR under this Escrow Agreement; and

b)        a written confirmation of one of the Counsels to CME, confirming that (1) the Board of Directors of CME has approved the conclusion of this Escrow Agreement, (2) the obligations stated herein will be legally binding upon CME and (3) the person or persons signing this Escrow Agreement on behalf of CME have been duly authorised to sign this Escrow Agreement on behalf of CME.

7.         Indemnity

7.1       CR and CME hereby jointly and severally undertake to indemnify the Escrow Agent, and its officers, managing director, employees, representatives and agents from and against all actions, claims, demands and proceedings brought or made against it and all costs, charges, expenses and other liabilities of whatever nature for which it or they may become liable in any circumstances whatever by reason of having been an escrow agent hereunder other than any such actions claims, demands proceedings, costs, charges, expenses and other liabilities arising by reason of wilful misconduct, or negligence on the part of the Escrow Agent or any of its officers, managing director, employees, representatives, or agents.

7.2       The provisions set forth in Section 7.1 shall apply correspondingly to the Escrow Account Agent.

8.          Fees and Expenses

8.1       The Escrow Agent shall be entitled to a flat administration fee of USD 10,000. The Escrow Agent is hereby authorised to deduct the amount of the fee from the Escrow Account on the Funding Date.

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8.2       The Escrow Agent shall be entitled to compensation for all reasonable and properly documented costs and expenses, including travel expenses and attorney´s fees incurred in fulfilling its obligations under this Escrow Agreement, as well as fees for taking up and due diligence of the documents under this Agreement. The Escrow Agent is authorised to deduct such expenses from the Escrow Account.

9.         Limitations of the Agents’ Liabilities

9.1       The Escrow Agent shall not be liable for any loss or damage resulting from a legal enactment, Swedish or foreign, the intervention of a public authority, Swedish or foreign, an act of war, a strike, a blockade, a boycott, a lockout or any other similar circumstance. The reservation in respect of strikes, blockades, boycotts and lockouts shall apply even if the Escrow Agent itself is subjected to such measures or takes such measures itself.

9.2       The Escrow Agent shall not be liable for failure to release the Escrow Amount where such failure is caused by attachment orders, injunctions, moratorium, and other similar decisions by a court of law, government, or other competent authorities.

9.3       Where a circumstance referred to in Sections 9.1 or 9.2 shall prevent the Escrow Agent from making a payment in accordance with the terms of this Escrow Agreement, such payment may be postponed until such circumstance no longer exists. In the event of a postponement of payment, the Escrow Agent shall continue to apply interest on the Escrow Amount up to and including the date of payment of the postponed payment.

9.4       The Escrow Agent shall not be liable for any loss or damage that may occur as a result of any other act or circumstance than referred to in Section 9.1, provided the Escrow Agent has observed general standards of care.

9.5       Under no circumstances shall the Escrow Agent be liable for special, indirect, incidental or consequential damages, including, but not limited to, lost profit.

9.6       The provisions set forth in Sections 9.1 – 9.5 shall apply correspondingly to the Escrow Account Agent.

9.7       All and any liabilities of the Agents under this Escrow Agreement shall be several and not joint.

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10.       Notices

10.1     All notices, requests, demands, approvals, waivers and other communications required or permitted under this Escrow Agreement must be in writing in the English language and shall be deemed to have been received by a Party (except for the receipt of the notices and documents pursuant to Section 5.1 a) and b) and Section 6, in which cases only the actual receipt by the Escrow Agent at its Release Notice Address shall be decisive) when:

(a)        delivered by post, unless actually received earlier, on the fifth Business Day after the day of posting,;

(b)       delivered by hand, on the day of delivery;

(c)        with respect to communications between the Agents only, when delivered by swift message, as soon as receipt is acknowledged by the swift network.

However, any notice received by the Escrow Account Agent on a non-Business Day or after business hours will only be deemed to have been received on the next Business Day.

10.2     All such notices and communications shall be addressed as set out below or to such other addresses as may be given by written notice in accordance with this Section 10.
If to CR:	The Czech Republic Czech Ministry of Finance Attention: Mr. Eduard Janota Vice Minister of Finance Mr. Jiri Franta Head of Treasury Letenska 15, PO Box 77, 11810 Prague 1 Tel.: +420 257 043 181
With a copy to:	Mannheimer Swartling Attention: Tore Wiwen-Nilsson Normalmstorg 4 Stockholm 11146 Sweden Tel: 46-8-40-698-58-00

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Clifford Chance Attention: Jeremy Carver Audley Sheppard 200 Aldersgate Street London EC1A 4JJ England Tel.: 44-20-7600-1000
If to CME:	CME Attention: Frederic T. Klinkhammer Managing Director c/o CME Development Corp. Aldwych House, 8 th Floor 71-91 Aldwych London WC2B 4HN England Tel: 44-20-7430-5430
With a copy to:	Debevoise & Plimpton Attention: John S. Kiernan, Esq. 919 Third Avenue New York, New York 10022 Tel.: 212-909-6000 VINGE Attention: Hans Bagner Box 1703 SE-111 87 Stockholm Tel.: 46-8-614-30-00
If to the Escrow Agent:	Deutsche Bank Aktiengesellschaft Filiale Prag Jungmannova 34 P.O. Box 829 111 21 Praha 1 Attention: Marek Smykal Tel. +420 22 11 91 241

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If to the Escrow Account Agent:	Svenska Handelsbanken AB (publ) Attention: Eva Littorin Kungsträdgårdsgatan 2, SE-106 70 Stockholm, Sweden Tel. +468 701 2583
11.       Assignments

This Escrow Agreement is not assignable by any of the Parties without the prior written consent of the other Parties.

12.       Amendments and Waivers

This Escrow Agreement may only be amended by an instrument in writing duly executed by the Parties. No change, termination, modification or waiver of any provision, term or condition of this Escrow Agreement shall be binding on the Parties, unless it is made in writing.

13.       Entire Agreement

Without prejudice to mutual obligations made between CR and CME, whereby these obligations, if any, are exclusively applicable between CR and CME and shall therefore not affect in any way the obligations of the Agents under this Escrow Agreement and their relation hereunder to CR and/or CME, each of the Parties to this Escrow Agreement confirms that this Escrow Agreement represents the entire understanding and constitutes the whole agreement between the Parties in relation to its subject matter and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, agent, employee or representative of any of the Parties.

14.       Parties in Interest

This Escrow Agreement shall be binding upon and shall inure the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

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15.       Severability

The provisions of this Escrow Agreement are severable, and the invalidity of any or more provisions does not affect or limit the validity or the enforceability of the remaining parts of this Escrow Agreement which will continue to be in full force and effect and bind the Parties hereto so as to reflect the original intentions and purposes of this Escrow Agreement.

16.       Governing Law and Disputes

16.1     This Escrow Agreement shall be governed by and construed in accordance with the substantive laws of Sweden, without regard to its conflict of laws rules.

16.2     Any dispute, controversy or claim arising out of, or in connection with, this Escrow Agreement or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The place of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English. The dispute shall be decided by a single arbitrator, who shall be (i) Prof. Jan Ramberg of Stockholm, or (ii) if Prof. Ramberg is unwilling to serve, an arbitrator selected jointly by the Parties, or (iii) if no such arbitrator has been agreed upon within three business days of any party’s assertion that a dispute exists, by the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitrator shall be instructed to decide the dispute based on a single written submission by each party (not including the notice of the dispute), unless the arbitrator concludes in the arbitrator’s sole discretion that a hearing (which may be telephonic) is required, and to decide the dispute as expeditiously as practicable (preferably within one week).

17.       Execution; Counterparts

This Escrow Agreement has been duly executed in four original copies in Prague and in London in the presence of the legal counsel of the counterparties. Duly signed copies shall be forwarded to the other parties by fax and provided within one week in original.

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The Czech Republic	CME Czech Republic B.V.

/s/ Mr. Bohuslav Sobotka	/s/ Mr. Frederic T. Klinkhammer

Mr. Bohuslav Sobotka Minister of Finance	Mr. Frederic T. Klinkhammer Managing Director

/s/ on behalf of Deutsche Bank AG Filiale Prag	/s/ on behalf of Svenska Handelsbanken AB

Deutsche Bank AG Filiale Prag	Svenska Handelsbanken AB (publ)

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APPENDIX 1 - Escrow Release Notice

To:   Deutsche Bank Aktiengesellschaft Filiale Prag
   Jungmannova 34
   111 21 Praha 1
   Czech Republic

Attn:       Marek Smykal, Martin Bartyzal, Global Banking Division

Gentlemen

Escrow Agreement dated April 4, 2003

Pursuant to Section 5.1 of the Escrow Agreement made between the Czech Republic, CME Czech Republic B.V., Deutsche Bank Aktiengesellschaft Filiale Prag, and Svenska Handelsbanken AB (publ) dated April 4, 2003, we hereby give notice that the Escrow Amount shall without undue delay (and no later than three Business Days from your receipt of this notice, subject to the agreed investment period and clause 5.2) be transferred to [ CR or CME ] as follows:
Payee
Amount [can be “all sums in the Escrow Account including accrued interest”]
Bank
[SWIFT number]
Account number
Account name

With advice to ourselves jointly when executed.

Yours truly

Counsel []            Counsel []

Mannheimer Swartling Advokatbyrå        Advokatfirman Vinge KB

On behalf of the Czech Republic      On behalf of CME Czech Republic B.V.

[……………………..]   [Date, place]       [………………………]

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APPENDIX 2 – Notice of Resolution of Dispute

Deutsche Bank Aktiengesellschaft Filiale Prag
Jungmannova 34
111 21 Praha 1
Czech Republic
Attn:    Marek Smykal, Martin Bartyzal, Global Banking Division
Gentlemen

Escrow Agreement dated April 4, 2003
Pursuant to Section 5 of the Escrow Agreement made between yourselves, the Czech Republic, CME Czech Republic B.V. and Svenska Handelsbanken AB (publ) dated [ ] April 2003, we hereby notify you of the following:

1.   There has been a dispute between CR and CME under the Standstill Agreement.

2.   The sole arbitrator of the dispute between the CR and CME has signed and issued a valid final award in writing, dated [ ]. We attach a copy of this final award certified by ourselves as authentic. Pursuant to the final award, we hereby notify you that the Escrow Amount in USD shall without undue delay (and no later than 2 Business Days from your receipt of this notice) be transferred to [CR or CME] as indicated in the accompanying Escrow Release Notice:

Yours truly

[Place and Date]

On behalf of [the Czech Republic]/[CME Czech Republic B.V.]

___________________

Signature

___________________

Clarification of signature

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APPENDIX 3 – intentionally left blank

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APPENDIX 4 – Name of authorised counsels and their signature specimen
The following persons are each individually authorised to sign on behalf of the Czech Republic hereunder all notices, confirmations and certificates and may present documents on the Czech Republic’s behalf in accordance with Section 5.1 a) and b), Section 6 of the Escrow Agreement:

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

The following persons are each individually authorised to sign on behalf of CME Czech Republic B.V. (“CME”) hereunder all the notices, confirmations and certificates and may present documents on CME’s behalf in accordance with Section 5.1 a) and b) of the Escrow Agreement:

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

….….….….….….                         ….….….….….….….
[Name]                                            [Signature ….]

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